Letter of Agreement


BETWEEN:

                           Shannon International Resources Inc.
                           4020-7th Street SE
                           Calgary, Alberta
                           T2G 2Y8

AND:

                           CMB Energy Corp.
                           C/O Mcleod Dixon
                           Standard Life Tower
                           Suite 1800, 121 King Street W
                           Box 46
                           Toronto, Ontario
                           M5H 3T9
                           Attention: Mr. Richard Lachcik

WHEREAS Shannon International Resources Inc. is desirous of entering into an arrangement with CMB Energy Corp., to acquire an interest in a block of petroleum, natural gas and coal bed methane leases, located on Prince Edward Island of Canada as described in the Oil and Natural Gas Permit, No.: 9606

WHEREAS the terms of this acquisition will be as follows:

1. Shannon International Resources Inc. will purchase a 25% working interest in Blck 96-06 comprised of 116,279 acres of PNG and CBM rights for a Consideration of 2 million treasurey shares of Shannon International Resources Inc., at on ascribed value of $0.015 U.S. per shares dollars for a total consideration of $30.000.00 U.S.

2. Shannon International Resources Inc. will have an option to earns an additional 12.5% additional working interest in Block 96-06 by expending or causing to be spent, $1.5 Canadian on the property over an eighteen month period from the date of this Letter of Intent.

3. Shannon International Resources Inc. will have a further option to earn as additional 12.5% working interest in Block 96-06 by expending or causing to be spent, $1.5 million Canadian on the property over a twelve month period beginning at the date of expiry of the option in (2) above.

If these two options are exercised, then Shannon International Resources Inc. will have an undivided 50% working interest in the property and will be entitled to enter into a joint venture arrangement with the holder or holders of the balance of the Working Interest.

Agreed to this 18th day of February, 1999.


/s/ Darrin Campbell                         /s/ Blair Coady
-----------------------                     ------------------
CMB ENERGY CORP.                            SHANNON RESOURCES INC.
per: Darrin Campbell                        Per: Blair Coady
President                                   President